UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 25, 2004

Aastrom Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-22025	94-3096597
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, Michigan 48106
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(734) 930-5555

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 25, 2004 Aastrom Biosciences, Inc. (the “Company”) entered into a letter agreement with Rodman & Renshaw LLC relating to the offering of securities, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-108964). A copy of the letter agreement is attached as Exhibit 1.1. The Company has offered 8,264,463 shares of common stock (the “Shares”), warrants to purchase up to 2,066,116 share of common stock (the “Warrants”) and 2,561,984 shares issuable upon exercise of warrants (the “Warrant Shares”) The Company filed a base prospectus and a prospectus supplement relating to the issuance and the sale of the Shares, the Warrants and the Warrant Shares with the Securities and Exchange Commission on September 19, 2003 and October 28, 2004, respectively. Attached as Exhibit 5.1 is the opinion of Dykema & Gossett PLLC relating to the legality of the issuance of the Shares, the Warrants and the Warrant Shares.

Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description
1.1	Letter Agreement dated October 25, 2004 by and between the Company and Rodman & Renshaw LLC.
5.1	Opinion of Dykema & Gossett PLLC
23.1	Consent of Dykema & Gossett PLLC (included in its opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: October 27, 2004	By:	/s/ Alan M. Wright
Senior Vice President, Administrative and Financial Operations, CFO

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Letter agreement dated October 25, 2004 by and between the Company and Rodman & Renshaw LLC.
5.1	Opinion of Dykema & Gossett PLLC
23.1	Consent of Dykema & Gossett PLLC (included in its opinion filed as Exhibit 5.1)